                                                                 Exhibit 3.2







                                     BYLAWS
                                       OF
                        COGENT COMMUNICATIONS GROUP, INC.

                                TABLE OF CONTENTS


                                                                                                          PAGE

ARTICLE I. OFFICES.........................................................................................1

             Section 1.    REGISTERED OFFICE...............................................................1
             Section 2.    OTHER OFFICES...................................................................1

ARTICLE II. MEETINGS OF STOCKHOLDERS.......................................................................1

             Section 3.    PLACE OF MEETINGS...............................................................1
             Section 4.    ANNUAL MEETING OF STOCKHOLDERS..................................................1
             Section 5.    QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF...................................1
             Section 6.    VOTING..........................................................................2
             Section 7.    PROXIES.........................................................................2
             Section 8.    SPECIAL MEETINGS................................................................3
             Section 9.    NOTICE OF STOCKHOLDERS, MEETINGS................................................3
             Section 10.   MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST..................................3
             Section 11.   STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.........................4

ARTICLE III. DIRECTORS.....................................................................................4

             Section 12.   THE NUMBER OF DIRECTORS.........................................................4
             Section 13.   VACANCIES.......................................................................5
             Section 14.   POWERS..........................................................................6
             Section 15.   PLACE OF DIRECTORS' MEETINGS....................................................6
             Section 16.   REGULAR MEETINGS................................................................6
             Section 17.   SPECIAL MEETINGS................................................................6
             Section 18.   QUORUM..........................................................................6
             Section 19.   ACTION WITHOUT MEETING..........................................................7
             Section 20.   TELEPHONIC MEETINGS.............................................................7
             Section 21.   COMMITTEES OF DIRECTORS.........................................................7
             Section 22.   MINUTES OF COMMITTEE MEETINGS...................................................8
             Section 23.   COMPENSATION OF DIRECTORS.......................................................8

ARTICLE IV. INDEMNIFICATION................................................................................8

             Section 24.   POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS
                           OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION..........................8
             Section 25.   POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS
                           BY OR IN THE RIGHT OF THE CORPORATION...........................................9
             Section 26.   AUTHORIZATION OF INDEMNIFICATION...............................................10
             Section 27.   GOOD FAITH DEFINED.............................................................10
             Section 28.   INDEMNIFICATION BY A COURT.....................................................11


                                       i

             Section 29.   EXPENSES PAYABLE IN ADVANCE....................................................12
             Section 30.   NON-EXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.................12
             Section 33.   SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES........................15
             Section 34.   LIMITATION ON INDEMNIFICATION..................................................15
             Section 35.   INDEMNIFICATION OF EMPLOYEES AND AGENTS........................................15

ARTICLE V. OFFICERS.......................................................................................15

             Section 36.   OFFICERS.......................................................................15
             Section 37.   ELECTION OF OFFICERS...........................................................16
             Section 38.   COMPENSATION OF OFFICERS.......................................................16
             Section 39.   TERM OF OFFICE; REMOVAL AND VACANCIES..........................................16
             Section 40.   CHAIRMAN OF THE BOARD..........................................................16
             Section 41.   CHIEF EXECUTIVE OFFICER........................................................16
             Section 42.   PRESIDENT......................................................................17
             Section 43.   VICE PRESIDENTS................................................................17
             Section 44.   SECRETARY......................................................................17
             Section 45.   ASSISTANT SECRETARY............................................................17
             Section 46.   TREASURER......................................................................18
             Section 47.   ASSISTANT TREASURER............................................................18

ARTICLE VI. CERTIFICATES OF STOCK.........................................................................19

             Section 48.   CERTIFICATES...................................................................19
             Section 49.   SIGNATURES ON CERTIFICATES.....................................................19
             Section 50.   STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES.............................19
             Section 51.   LOST CERTIFICATES..............................................................20
             Section 52.   TRANSFERS OF STOCK.............................................................20
             Section 53.   FIXING RECORD DATE.............................................................20
             Section 54.   REGISTERED STOCKHOLDERS........................................................21

ARTICLE VII. GENERAL PROVISIONS...........................................................................21

             Section 55.   DIVIDENDS......................................................................21
             Section 56.   PAYMENT OF DIVIDENDS; DIRECTORS' DUTIES........................................21
             Section 57.   CHECKS.........................................................................22
             Section 58.   FISCAL YEAR....................................................................22
             Section 59.   CORPORATE SEAL.................................................................22
             Section 60.   MANNER OF GIVING NOTICE........................................................22
             Section 61.   WAIVER OF NOTICE...............................................................23
             Section 62.   ANNUAL STATEMENT...............................................................23

ARTICLE VIII. AMENDMENTS..................................................................................23

             Section 63.   AMENDMENT......................................................................23

                                   ARTICLE 1.
                                     OFFICES

            Section 1. REGISTERED OFFICE. The registered office of Cogent Communications Group, Inc. (the "Corporation") shall be in the City of Dover, County of Kent, State of Delaware.

            Section 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 2.
                            MEETINGS OF STOCKHOLDERS

            Section 3. PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

            Section 4. ANNUAL MEETING OF STOCKHOLDERS. The annual meeting of stockholders shall be held each year at a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

            Section 5. QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

            Section 6. VOTING. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

            Section 7. PROXIES. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Article V, Section 6 hereof. All elections shall be had and all questions decided by a plurality vote.

            Section 8. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least 10% of the entire capital stock of the Corporation, issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

            Section 9. NOTICE OF STOCKHOLDERS, MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

            Section 10. MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

            Section 11. STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE 3.
                                    DIRECTORS

            Section 12. THE NUMBER OF DIRECTORS. The number of directors which shall constitute the whole Board shall be seven (7). Thereafter, the number of directors constituting the whole Board may be increased or decreased, from time to time, in conformity with the Certificate of Incorporation or any Stockholders Agreement (as defined below). The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 13, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation, any stockholders agreement, the execution of which is approved unanimously the Board of Directors (a "Stockholders Agreement"), or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat. The term of service of directors shall be for three years per term. Further the directors shall be classified into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third the total number of directors constituting the entire Board of Directors; provided that each class shall have a term of service equal to any other class, except for the initial term. The terms of the members of each class shall be concurrent, and classes of directors may be staggered to provide for continuity of membership of the Board of Directors. The initial term of Class I shall terminate on the earlier of the first anniversary of the Effective Date or the date of the next meeting of the stockholders. The initial term of Class II shall terminate on the earlier of the second anniversary of the Effective Date or the date of the next meeting of the stockholders. The initial term of Class III shall terminate on the earlier of the third anniversary of the Effective Date or the date of the next meeting of the stockholders. For the purposes of these Bylaws, the "Effective Date" shall be the effective date of the merger of the Corporation with Allied Riser Communications Corporation.

            Section 13. VACANCIES. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole director, provided, however, that the Board of Directors shall not take any action unless and until the any Stockholders entitled to designate nominees of the Board of Directors under any Stockholders Agreement have been given adequate opportunity to do so. Notwithstanding anything to the contrary contained herein, the term of any Director who is also an officer of the Corporation shall terminate if he or she ceases to be an officer of the Corporation.

            Section 14. POWERS. The Board of Directors shall elect and appoint management to manage the business and property of the Corporation. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

            Section 15. PLACE OF DIRECTORS' MEETINGS. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside of the State of Delaware.

            Section 16. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

            Section 17. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on forty-eight hours' notice to each director, either personally or by mail or by facsimile; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors.

            Section 18. QUORUM. At all meetings of the Board of Directors, a two-thirds majority of the then-appointed directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation, by any Stockholders Agreement or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum. At any meeting, a director shall have the right to be accompanied by counsel (provided that such counsel shall agree to any confidentiality restrictions reasonably imposed by the Corporation) and an observer (to the extent such right is agreed upon in any Stockholders Agreement).

            Section 19. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

            Section 20. TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

            Section 21. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall make recommendations regarding the management of the business and affairs of the Corporation.

            Section 22. MINUTES OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

            Section 23. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation, any Stockholders Agreement or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE 4.
                                 INDEMNIFICATION

            Section 24. POWER TO INDEMNIFY IN OTHER THAN ACTIONS BY OR IN THE
                        RIGHT OF THE CORPORATION. Subject to Section 26 of this Article IV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonably cause to believe that his or her conduct was unlawful.

            Section 25. POWER TO INDEMNIFY IN ACTIONS BY OR IN THE RIGHT OF
                        THE CORPORATION.  Subject to Section 26 of this
Article IV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit or by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            Section 26. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article IV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in
Section 24 or 25 of this Article IV, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense if any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

            Section 27. GOOD FAITH DEFINED. For purposes of any determination under Section 26 of this Article IV, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 27 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as director, officer, employee or agent. The provisions of this Section 27 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 24 or 25 of this Article IV, as the case may be.

            Section 28. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 26 of this Article IV, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 24 and 25 of this Article IV. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 24 or 25 of this Article

IV, as the case may be. Neither a contrary determination in the specific case under Section 26 of this Article IV nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 28 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

            Section 29. EXPENSES PAYABLE IN ADVANCE. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IV.

            Section 30. NON-EXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and the advancement of expenses provided by or granted pursuant to this Article IV shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any By-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of persons specified in Section 24 and 25 of this Article IV shall be made to the fullest extent permitted by law. The provisions of this Article IV shall not be deemed to preclude the indemnification of any person who is not specified in Section 24 or 25 of this Article IV but whom the Corporation has the power or obligation to indemnify under the provision of the Delaware General Corporation Law ("DGCL") or otherwise.

            Section 31. INSURANCE.

            The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IV.

            Section 32. CERTAIN DEFINITIONS.

            For the purposes of this Article IV, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IV with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IV, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer which respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IV.

            Section 33. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV shall, unless otherwise provided when authorized or ratified. continue as to a person who has ceased to be a director or officer shall inure to the benefit of the heirs, executors and administrators of such a person.

            Section 34. LIMITATION ON INDEMNIFICATION. Notwithstanding anything contained in this Article IV to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 28 hereof), the Corporation shall not be obligated to indemnify any director or officer (or his heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

            Section 35. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IV to directors and officers of the Corporation.

                                   ARTICLE 5.
                                    OFFICERS

            Section 36. OFFICERS. The officers of this corporation shall be chosen by the Board of Directors and shall include a President, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, such other officers as are desired, including a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.

            Section 37. ELECTION OF OFFICERS. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

            Section 38. COMPENSATION OF OFFICERS. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors on the advice and consent of the Compensation Committee thereof.

            Section 39. TERM OF OFFICE; REMOVAL AND VACANCIES. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

            Section 40. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and shall have no power or authority to manage the affairs of the corporation.

            Section 41. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall be the principle officer of the Corporation and shall have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.

            Section 42. PRESIDENT.

            The President shall be the chief operating officer of the Corporation. He shall assist the Chief Executive Officer at the Chief Executive Officer's discretion in the performance of his duties.

            Section 43. VICE PRESIDENTS. The Vice Presidents shall assist the President at the President's discretion in the performance of his duties.

            Section 44. SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors.

            He shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

            Section 45. ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.

            Section 46. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

            Section 47. ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.

                                   ARTICLE 6.
                              CERTIFICATES OF STOCK

            Section 48. CERTIFICATES. Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

            Section 49. SIGNATURES ON CERTIFICATES. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

            Section 50. STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

            Section 51. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

            Section 52. TRANSFERS OF STOCK. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its book.

            Section 53. FIXING RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            Section 54. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                   ARTICLE 7.
                               GENERAL PROVISIONS

            Section 55. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

            Section 56. PAYMENT OF DIVIDENDS; DIRECTORS' DUTIES. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

            Section 57. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

            Section 58. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.

            Section 59. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." Said Seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

            Section 60. MANNER OF GIVING NOTICE. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

            Section 61. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

            Section 62. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                   ARTICLE 8.
                                   AMENDMENTS

            Section 63. AMENDMENT. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors or stockholders at any annual, regular or special meeting, in accordance with the Certificate of Incorporation and any Stockholders Agreement, if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting.